Exhibit 10.3

Weatherford International plc

2019 Equity Incentive Plan

Global Restricted Share Unit Award Agreement - Officer

Dated as of April 17, 2020 (“Grant Date”)

Weatherford International plc (the “Company”) hereby grants to Christian Garcia (“Participant”) a restricted share unit award (the “RSUs”) with respect to 68,966 ordinary shares of the Company (the “Shares”), pursuant to and subject to the terms and conditions set forth in the Company’s 2019 Equity Incentive Plan, as amended from time to time (the “Plan”) and to the terms and conditions set forth in this Restricted Share Unit Award Agreement, including the Appendix (the Restricted Share Unit Award Agreement and the Appendix are referred to, collectively, as the “Award Agreement”).

1.                   Vesting and Issuance of Shares.

(a)                Participant’s right to receive Shares subject to the RSUs granted under this Award Agreement shall vest in accordance with the schedule set forth in the Participant’s online account with the Company’s designated broker/stock plan administrator1 (each such date being a “Vesting Date”), subject to Participant’s continued Service with the Company or an Affiliate on each Vesting Date, except as provided in this Section (1), and except that any fractional installments shall be carried forward and vest when such combined fractional installments result in one full Share.

(b)               Participant shall not be entitled to receive an amount equal to any cash dividend paid by the Company upon one Share for each RSU held by Participant when such dividend is paid or at any later date.

(c)                Notwithstanding Section 1(a), if a Change in Control occurs, and the successor or purchaser in the Change in Control has assumed the Company’s obligations with respect to the RSUs or provided a substitute award and, within 12 months following the occurrence of the Change in Control, Participant’s Service is terminated without Cause or Participant terminates his/her Service with the Company for Good Reason, the RSUs shall become fully vested as of the time immediately prior to such termination of Service, then all remaining forfeiture restrictions shall immediately lapse and the Vesting Date shall be deemed to be the date immediately preceding such termination of Service.

(d)               Notwithstanding Section 1(a), if Participant’s Service terminates by reason of Disability, the Shares subject to the RSUs that have not yet vested shall vest as of the date of such termination of Service (such date also being a “Vesting Date”) and all remaining forfeiture restrictions shall immediately lapse.

(e)                Notwithstanding Section 1(a), if Participant’s Service terminates due to death, the Shares subject to the RSUs that have not yet vested shall vest as of the date of such termination of Service (such date also being a “Vesting Date”) and all remaining forfeiture restrictions shall immediately lapse.

(f)                 If Participant’s Service is terminated for any reason or in any circumstances other than those specified in Section 1(c) through (e) above, all unvested RSUs shall cancel and be forfeited as of the date of termination of Service and Participant shall have no right to or interest in such RSUs or the underlying Shares. On each Vesting Date (or within 30 days thereof), the Company shall cause to be issued to Participant Shares with respect to the RSUs that become vested on such Vesting Date. However, if the RSUs are considered an item of deferred compensation subject to Section 409A of the Code and the Shares are distributable at a time or times by reference to a Participant’s separation from service (within the meaning of Section 409A(a)(2)(A)(i) of the Code) and Participant on the date of the Participant’s separation from service is both subject to U.S. federal income taxation and a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Code), any Shares that would otherwise be issuable during the 6-month period commencing on Participant’s separation from service will be issued on the first day which immediately follows the last day of the 6-month period that commences on Participant’s separation from service (or, if Participant dies during such period, within 30 days after Participant’s death). Such Shares shall be validly issued, fully paid and non-assessable. Participant will not have any of the rights or privileges of a shareholder of the Company in respect of any Shares subject to the RSUs unless and until such Shares have been issued to Participant.

1 1/3 of the Award shall vest on the Grant Date, 1/3 of the Award shall vest on January 6, 2021, and 1/3 of the Award shall vest on January 6, 2022.

2.                   Definitions.

For purposes of this Award Agreement, capitalized terms not otherwise defined in this Award Agreement shall have the meanings given to such terms in the Plan. The following term is specifically defined for purposes of this Award Agreement:

(a)                For purposes of this Award Agreement, “Good Reason” shall mean (i) the Participant having “Good Reason” to terminate the Participant’s employment or service, as defined in any employment or consulting agreement between the Participant and the Company at the time of such termination or (ii) in the absence of any such employment or consulting agreement (or the absence of any definition of “Good Reason” contained therein), the occurrence (without the Participant’s express written consent), but only following the Grant Date, of any one of the following acts by the Company; provided, that, (x) the Participant gives notice to the Company within thirty (30) days after the initial occurrence of the Good Reason event, (y) such event is not fully corrected in all material respects within thirty (30) days following receipt of the Participant’s written notification and (z) the Participant terminates the Participant’s employment and service with the Weatherford Group on the date following the expiration of such thirty (30)-day cure period: (A) a material reduction in the Participant’s annual base salary or annual target bonus opportunity (except in the event of an across the board reduction in annual base salary or annual target bonus opportunity applicable to similarly situated employees); (B) a material diminution in the authority, duties or responsibilities of the Participant; provided that if the Company is a public company a change resulting from the Company no longer being a public company shall not be a basis for a Good Reason termination; or (C) a requirement that the Participant transfer to a work location that is more than fifty (50) miles from such Participant’s principal work location and that materially increases Participant’s commute.

3.                   Transfer Restrictions. Except as specified herein or in the Plan, the RSUs may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of. Any such attempted sale, assignment, pledge, exchange, hypothecation, transfer, encumbrance or disposition in violation of this Award Agreement or the Plan shall be void, and the Company shall not be bound thereby.

4.                   Voting and Other Rights. Participant shall have no rights as a shareholder of the Company in respect of the RSUs, including the right to vote and to receive dividends and other distributions, until delivery of Shares in satisfaction of such RSUs.

5.                   Responsibility for Taxes.

(a)                Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”) is and remains Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. Participant further acknowledges that the Company and the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b)               To satisfy any withholding obligations of the Company and/or the Employer with respect to Tax-Related Items, the Company will withhold Shares otherwise issuable upon vesting of the RSUs. Alternatively, or in addition, in connection with any applicable withholding event, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy their obligations, if any, with regard to all Tax-Related Items by one or a combination of the following: (i) withholding from Participant’s wages or other cash compensation paid to Participant by the Company or the Employer, (ii) withholding from proceeds of the sale of Shares acquired upon vesting of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization without further consent) and/or (iii) requiring Participant to tender a cash payment to the Company or an Affiliate in the amount of the Tax-Related Items; provided, however, that if Participant is a Section 16 officer of the Company under the Exchange Act, the withholding methods described in this Section 3(b)(i), (ii), and (iii) will only be used if the Committee (as constituted to satisfy Rule 16b-3 of the Exchange Act) determines, in advance of the applicable withholding event, that one of such withholding methods will be used in lieu of withholding Shares.

(c)               The Company may withhold for Tax-Related Items by considering applicable statutory withholding amounts or other applicable withholding rates, including maximum applicable rates in Participant’s jurisdiction(s), in which case Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent amount in Shares. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

6.                   Notices. Any notice, instruction, authorization, request or demand required hereunder shall be in writing, and shall be delivered either by personal delivery, by facsimile, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at the address indicated below on the execution page of this Award Agreement, and to Participant at Participant’s address indicated in the Company’s register of Plan participants, or at such other address and number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth. Notices shall be deemed given when received, if sent by facsimile (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

7.                   Clawback. Participant shall be subject to the Company's clawback, forfeiture or other similar policies in accordance with Section 19 of the Plan. By accepting this Award, Participant is deemed to have acknowledged and consented to the Company's application, implementation and enforcement of any such policy adopted of the Company, whether adopted prior to or following the Grant Date (and any provision of applicable law relating to reduction cancellation, forfeiture or recoupment), and to have agreed that the Company may take such actions as may be necessary to effectuate any such policy or applicable law, without further consideration or action by Participant.

8.                   Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan by electronic means or to request Participant’s consent to participate in the Plan by electronic means. By receipt of this RSU grant, Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

9.                   Choice of Law and Venue. The RSU grant and the provisions of this Award Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to such state’s conflict of laws or provisions, as provided in the Plan. For purposes of litigating any dispute that arises under this grant or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the federal and state courts of the State of Texas

10.               Binding Effect; Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the RSUs, prospectively or retroactively; provided that no such amendment shall materially and adversely affect the Participant’s rights under this Award Agreement without the Participant’s consent except as provided in Section 14 hereof.

11.               No Right to Continued Service. Neither the Plan nor this Award Agreement shall confer upon the Participant any right to continued employment or service. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Participant’s Service at any time for any reason.

12.               Severability. The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

13.               Country-Specific Provisions. The RSUs and the Shares subject to the RSUs shall be subject to any special terms and conditions for Participant’s country set forth in the Appendix. Moreover, if Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Award Agreement.

14.               Imposition of Other Requirements. This grant is subject to, and limited by, all applicable laws and regulations and to such approvals by any governmental agencies or national securities exchanges. to the extent applicable, as may be required. Participant agrees that the Company shall have unilateral authority to amend the Plan and this Award Agreement without Participant’s consent to the extent necessary to comply with securities or other laws applicable to the issuance of Shares (including any state "blue sky" laws). The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

15.               Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Award Agreement shall not operate or be construed as a waiver of any other provision of this Award Agreement, or of any subsequent breach by Participant or any other participant in the Plan.

16.               No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or his or her acquisition or sale of the underlying Shares. Participant should consult with his or her own personal tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan.

17.               Insider Trading Restrictions/Market Abuse Laws. Participant acknowledges that Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions including, but not limited to, the United States and, if different, Participant’s country of residence, which may affect his or her ability to acquire or sell Shares or rights to Shares (e.g., RSUs) under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant is responsible for ensuring his or her compliance with any applicable restrictions and should speak to his or her personal legal advisor on this matter.

18.               Foreign Asset/Account Reporting; Exchange Controls. Participant acknowledges that, depending on his or her country of residence, Participant may be subject to foreign asset and/or account reporting requirements and/or exchange controls as a result of the vesting and settlement of the RSUs, the acquisition, holding and/or transfer of Shares or cash resulting from participation in the Plan and/or the opening and maintaining of a brokerage or bank account in connection with the Plan. For example, Participant may be required to report such assets, accounts, account balances and values and/or related transactions to the tax or other authorities in his or her country. Participant may also be required to repatriate sale proceeds or other funds received pursuant to the Plan to his or her country through a designated bank or broker and/or within a certain time after receipt. Participant is responsible for ensuring compliance with any applicable requirements and should speak to his or her personal legal advisor regarding these requirements.

19.              Code Section 409A. The Company intends that payments under this Award Agreement will either comply with or be exempt from Section 409A and, accordingly, to the maximum extent permitted, this Award Agreement shall be interpreted to be exempt from Section 409A or in compliance therewith, as applicable. To the extent the Company determines that this Award Agreement is subject to Section 409A, but does not conform with the requirements of Section 409A, the Company may at its sole discretion amend or replace the Award Agreement to cause the Award Agreement to comply with Section 409A. Notwithstanding anything to the contrary, neither the Committee (or any member thereof) nor any member of the Weatherford Group (or any employee, director or officer thereof) guarantees that this Award Agreement complies with, or is exempt from, Section 409A and none of the foregoing shall have any liability with respect to any failure to so comply or to be so exempt.

20.               No Secured Rights. Participant’s right to payments under this Award Agreement shall not constitute nor be treated as property or as a trust fund of any kind. Participant’s rights are limited exclusively to the right to receive Shares as provided in the Award Agreement. Participant shall not have any rights as an owner of the Company with respect to any RSUs granted to Participant. All benefits payable to Participant shall be payable solely from the general assets of the Company and no separate or special funds shall be established and no segregation of assets shall be made to assure the payment of benefits to Participant. Participant’s rights shall be limited to those rights that are specifically enumerated in the Award Agreement, and such rights shall be for all purposes, unsecured contractual creditors’ rights against the Company only.

21.               Plan and Award Agreement. This Award is subject to all of the terms and conditions in this Award Agreement and in the Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and this Award Agreement, the Plan shall govern and control. Participant hereby acknowledges receiving a copy of the Plan. This Award Agreement and the Plan constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

22.               Counterparts. This Award Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

23.               Acknowledgement & Acceptance within 30 Days. This grant is subject to acceptance, within 30 days of the Grant Date, by electronic acceptance through the website of Bank America Merrill Lynch, the Company’s share plan administrator, or by signed documents delivered to the Company. Failure to accept the RSUs within 30 days of the Grant Date may result in cancellation of the RSUs.

By Participant’s execution or electronic acceptance of this Award Agreement (including the country-specific appendix attached hereto) in the manner specified by the Company or Committee, Participant and the Company have agreed that the RSUs are granted under and governed by the terms and conditions of this Award Agreement (including any country-specific appendix attached hereto) and the Plan.

Signed for and on behalf of the Company:

[Name]
[Title]

2000 St. James Place

Houston, Texas, USA 77056